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                                                                     Exhibit 5.1

                                McKee Nelson LLP
                                1919 M Street, NW
                                    Suite 800
                             Washington, D.C. 20036



                                     [date]

Kentucky River Coal Corporation
200 West Vine Street, Suite 8-K
Lexington, KY  40507

         Re:    Registration Statement on Form S-4
                ----------------------------------

Ladies and Gentlemen:

         We have acted as special tax counsel to Kentucky River Coal Corporation and have assisted it in the formation of its subsidiary, Kentucky River Properties LLC, a limited liability company organized and existing under the laws of the State of Delaware ("KRP LLC").

         KRP LLC filed a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission on March 1, 2002 for the registration under the Securities Act of 1933, as amended (the "Act") of 61,905 rights to subscribe for units of capital representing limited liability company interests in KRP LLC (the "Rights") and 61,905 units of capital representing limited liability company interests in KRP LLC, which underlie the Rights (the "Units"). Although limited liability company interests in KRP LLC are denominated as Units, the Units will not be represented by certificates and, in accordance with KRP LLC's Limited Liability Company Agreement, ownership of the Units will be established by the amendment of Exhibit A to the Limited Liability Company Agreement to include certain information with respect to each new Member (including the name and number of Units owned by such Member) at the time of each capital contribution.

         For purposes of this opinion letter, our examination of documents has been limited to the examination of originals or copies of the following:

         1.    The Registration Statement;

         2. The Form of Subscription Right, attached to the Registration Statement as Appendix B thereto (the "Subscription Right");

         3. The Certificate of Formation of KRP LLC, as certified by the Secretary of State of the State of Delaware on [date], 2002;

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Kentucky River Coal Corporation
[Date]
Page 2

         4. The Limited Liability Company Agreement of KRP LLC, attached to the Registration Statement as Appendix D thereto;

         5. A certificate of good standing of KRP LLC issued by the Secretary of State of the State of Delaware dated [date], 2002;

         6. The Written Consent of the Sole Member of KRP LLC dated as of February 14, 2002;

         7. The Written Consent of the Management Committee of KRP LLC dated as of February 14, 2002; and

         8.   Such other documents as we have deemed relevant.

         With respect to those documents we have reviewed, we have assumed the genuineness of all signatures, the power and authority of all signatories to execute such documents, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We have also assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions expressed below. In addition, we have conducted no independent factual investigation of our own but have relied solely on the information and statements set forth in the documents listed above and the additional matters related or assumed therein, all of which have been assumed to be accurate. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         This opinion is based, as to matters of law, solely on the Delaware Limited Liability Company Act, as amended, and we express no opinion as to any other laws, statues, regulations or ordinances, including without limitation any federal or state tax or securities laws or regulations. We note that our firm only requires lawyers to be qualified to practice law in the District of Columbia.

         Based on, subject to and limited by the foregoing, we are of the opinion that:

         (a) The Rights have been duly authorized by KRP LLC and, when issued as contemplated by the Registration Statement, the Rights will be validly issued.

         (b) The Units have been duly authorized by KRP LLC and, when issued pursuant to the exercise of the Rights and paid for as contemplated by the Registration Statement and the Subscription Right, and when KRP LLC has taken the steps necessary to appropriately amend Exhibit A to its Limited Liability Company Agreement with respect to the recipients of the Units, will be validly issued, fully paid and non-assessable.

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Kentucky River Coal Corporation
[Date]
Page 3

         We do not undertake to update this opinion letter and assume no responsibility for advising you of any changes with respect to the matters described in this opinion letter or from the discovery, subsequent to the date of this opinion letter, of information pertaining to the matters considered.

         The opinions expressed in this letter are limited to the matters set forth herein, and no other opinions should be inferred beyond the matters expressly stated. This opinion is being furnished to you solely for your use in connection with the Registration Statement and you may not rely upon, use, circulate, quote from or otherwise refer to this opinion letter for any other purpose or in any other context without our prior written consent. In addition, this opinion letter may not be used or relied upon by any other person or entity.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal and Tax Matters" in the Proxy Statement/Prospectus contained therein. In giving our consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                             Very truly yours,